Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS;
QUARTERLY DIVIDEND OF $0.72 PER SHARE

	Fourth Quarter Results				Full Year Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q4 2022	Q4 2021	Q4 2022	Q4 2021	2022	2021	2022	2021
Net Revenues ($ mm)	$831.3	$1,115.8	$836.7	$1,124.1	$2,762.0	$3,289.5	$2,785.6	$3,316.9
Operating Income ($ mm)	$210.1	$456.1	$218.0	$464.4	$696.0	$1,102.4	$722.7	$1,138.4
Net Income Attributable to Evercore Inc. ($ mm)	$140.4	$295.9	$152.4	$338.3	$476.5	$740.1	$528.7	$843.2
Diluted Earnings Per Share	$3.44	$6.96	$3.50	$7.15	$11.61	$17.08	$12.01	$17.50
Compensation Ratio	62.9%	50.1%	62.5%	49.7%	61.5%	56.2%	60.9%	55.7%
Operating Margin	25.3%	40.9%	26.1%	41.3%	25.2%	33.5%	25.9%	34.3%
Effective Tax Rate	27.7%	23.9%	28.2%	25.2%	24.5%	22.2%	24.5%	23.8%

Business and Financial Highlights	■
Fourth Quarter and Full Year Net Revenues were $831.3 million and $2.8 billion, respectively, on a U.S. GAAP basis and $836.7 million and $2.8 billion, respectively, on an Adjusted basis, decreasing on both a U.S. GAAP and an Adjusted basis versus 2021

■
Fourth Quarter and Full Year Net Income was $140.4 million and $476.5 million, respectively, on a U.S. GAAP basis and $152.4 million and $528.7 million, respectively, on an Adjusted basis, decreasing on both a U.S. GAAP and an Adjusted basis versus 2021

	■	Our results represent the second best Full Year on both a U.S. GAAP and Adjusted basis in the Firm’s history

	■	Full Year Advisory Fees were $2.4 billion on both a U.S. GAAP and an Adjusted basis, representing the second best year in our history

	■	Evercore’s Advisory team in Europe had a record year, seeing strength across the Energy, Financials, and Utilities & Infrastructure sectors, in addition to our Debt Advisory practice in the region

	■	Evercore advised on some of the most unique and complex situations in 2022, including General Electric on their separation of GE HealthCare

	■	Our private capital advisory activities had the second-best year on record, holistically, across the Private Capital Advisory, Private Funds Group and Real Estate Capital Advisory teams

	■	In 2022, Evercore was bookrunner on all equity and equity-linked underwriting transactions that the Firm participated in and was involved in four of the five largest U.S. IPOs

Talent	■	Tim LaLonde has been named Chief Financial Officer, effective March 6, 2023, succeeding Celeste Mellet

	■	Promoted seven Advisory Managing Directors and one Equities Managing Director to Senior Managing Director and three Managing Directors to Partner in our Evercore Wealth Management business in January 2023, representing the investments we have made in developing our talent

	■	We hired seven Advisory Senior Managing Directors and a Senior Advisor in 2022, all in areas of strategic significance

	■	One additional Advisory Senior Managing Director has committed to join in the first quarter of 2023, contributing to our Private Capital Advisory business

Capital Return	■	Quarterly dividend of $0.72 per share

	■	Returned $655.0 million to shareholders during 2022 through dividends and repurchases of 4.4 million shares at an average price of $117.27

NEW YORK, February 1, 2023 – Evercore Inc. (NYSE: EVR) today announced its results for the fourth quarter and full year ended December 31, 2022.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "Evercore's results demonstrate our strong competitive and financial positioning. 2022 also marked a year of investment for our firm as we continued to invest in our businesses and serve our clients. We remain focused on executing our growth strategy and we believe the breadth and depth of our diverse platform will continue to drive long-term value."

Roger C. Altman, Founder and Senior Chairman, "Evercore realized the second best year in its history, and again gained market share, despite weakening macroeconomic conditions as the year progressed. We don't yet know how 2023 will unfold, but, competitively speaking, the Firm has never been more strongly positioned."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

During the fourth quarter of 2022, the Company changed the name of its "Investment Banking" segment to "Investment Banking & Equities".

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-9 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Special Charges, Including Business Realignment Costs, have been excluded from Adjusted Net Income Attributable to Evercore Inc. These charges in 2022 relate to charges associated with the prepayment of the Company's $67 million aggregate principal amount of its 5.23% Series B senior notes, originally due March 30, 2023 (the "Series B Notes"), as well as certain professional fees, separation benefits and other charges related to the ongoing wind-down of the Company's operations in Mexico.

The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 has been excluded from Adjusted Net Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and twelve months ended December 31, 2022 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2021 are included in pages A-2 to A-9.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-5 to A-7 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$703,957	$970,927	(27%)	$2,392,990	$2,751,992	(13%)
Underwriting Fees	44,077	65,019	(32%)	122,596	246,705	(50%)
Commissions and Related Revenue	53,624	54,808	(2%)	206,207	205,822	—%
Investment Management:
Asset Management and Administration Fees	15,759	17,692	(11%)	64,483	65,784	(2%)
Other Revenue, net	13,923	7,323	90%	(24,228)	19,196	NM
Net Revenues	$831,340	$1,115,769	(25%)	$2,762,048	$3,289,499	(16%)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
Total Number of Fees from Advisory Client Transactions(1)	279	320	(13%)	651	797	(18%)
Total Number of Fees of at Least $1 million from Advisory Client Transactions(1)	124	153	(19%)	409	502	(19%)

Total Number of Underwriting Transactions(2)	15	23	(35%)	49	117	(58%)
Total Number of Underwriting Transactions as a Bookrunner(2)	15	21	(29%)	44	100	(56%)

1.Includes Advisory and Underwriting Transactions.
2. Includes Equity and Debt Underwriting Transactions.

	As of December 31,
	2022	2021	% Change
Assets Under Management ($ mm)(1)
Wealth Management(2)	$10,537	$12,184	(14%)
Total Assets Under Management	$10,537	$12,184	(14%)

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $0.3 million and $76.3 million as of December 31, 2022 and 2021, respectively.

Advisory Fees – Fourth quarter Advisory Fees decreased $267.0 million, or 27%, year-over-year, reflecting a decrease in the number of Advisory fees earned and a decline in revenue earned from large transactions during the fourth quarter of 2022. Full year Advisory Fees decreased $359.0 million, or 13%, year-over-year, reflecting a decrease in the number of Advisory fees earned.

Underwriting Fees – Fourth quarter Underwriting Fees decreased $20.9 million, or 32%, year-over-year, and full year Underwriting Fees decreased $124.1 million, or 50%, year-over-year. The decrease principally reflects a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue decreased $1.2 million, or 2%, year-over-year, primarily reflecting lower trading volumes, partially offset by increased revenues from research subscriptions. Full year Commissions and Related Revenue increased $0.4 million year-over-year, primarily reflecting increased revenues from research subscriptions, partially offset by lower trading volumes.

Asset Management and Administration Fees – Fourth quarter Asset Management and Administration Fees decreased $1.9 million, or 11%, year-over-year, driven by a decrease in fees from Wealth Management clients, as associated AUM decreased 14%, primarily from market depreciation. Full year Asset Management and Administration Fees decreased $1.3 million, or 2%, year-over-year, driven by a decrease in fees from Wealth Management clients, as associated AUM decreased 14%, primarily from market depreciation.

Other Revenue – Fourth quarter Other Revenue, net, increased $6.6 million, or 90%, year-over-year, primarily reflecting higher gains in our fixed income investment portfolios, which primarily consist of U.S. treasury bills, and higher interest income, partially offset by lower performance of our investment funds portfolio due to the overall market decline. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program. Full year Other Revenue, net, decreased $43.4 million year-over-year, primarily reflecting a shift from gains of $29.0 million in 2021 to losses of $29.8 million in 2022 on our investment funds portfolio due to the overall market decline. The decrease was also driven by a $4.4 million gain on the redemption of the G5 debt security in 2021. This was partially offset by higher gains in our fixed income investment portfolios and higher interest income, as well as a $1.3 million gain on the sale of a portion of our interests in ABS during 2022.

Expenses

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$523,019	$559,098	(6%)	$1,697,519	$1,848,757	(8%)
Compensation Ratio	62.9%	50.1%		61.5%	56.2%
Non-Compensation Costs	$95,630	$100,607	(5%)	$365,361	$329,750	11%
Non-Compensation Ratio	11.5%	9.0%		13.2%	10.0%
Special Charges, Including Business Realignment Costs	$2,594	$—	NM	$3,126	$8,554	(63%)

Employee Compensation and Benefits – Fourth quarter Employee Compensation and Benefits decreased $36.1 million, or 6%, year-over-year, reflecting a compensation ratio of 62.9% for the quarter versus 50.1% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. Full year Employee Compensation and Benefits decreased $151.2 million, or 8%, year-over-year, reflecting a full year compensation ratio of 61.5% versus 56.2% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by the lower performance of our investment funds portfolio during the current year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter Non-Compensation Costs decreased $5.0 million, or 5%, year-over-year, primarily driven by a decrease in other operating expenses related to charitable contributions made to the Evercore Foundation in 2021, partially offset by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021 and increased throughout 2022. The fourth quarter Non-Compensation ratio of 11.5% increased from 9.0% for the prior year period. Full year Non-Compensation Costs increased $35.6 million, or 11%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021 and increased throughout 2022, as well as an increase in professional fees and bad debt expense. This was partially offset by a decline in the fair value of contingent consideration owed to former equity interest holders in our RECA business, as well as charitable contributions made to the Evercore Foundation in 2021. The full year Non-Compensation ratio of 13.2% increased from 10.0% for the prior year period.

Special Charges, Including Business Realignment Costs – Fourth quarter Special Charges, Including Business Realignment Costs, relate to separation benefits and other charges related to the ongoing wind-down of the Company's operations in Mexico. Full year 2022 Special Charges, Including Business Realignment Costs, relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees, separation benefits and other charges related to the ongoing wind-down of the Company's operations in Mexico.

Full year 2021 Special Charges, Including Business Realignment Costs, relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's investment strategy, the Company decided to wind down during the third quarter of 2021.

Effective Tax Rate

The fourth quarter effective tax rate was 27.7% versus 23.9% for the prior year period. The full year effective tax rate was 24.5% versus 22.2% for the prior year period. The effective tax rate in 2022 reflects higher state and local taxes and a lower amount of earnings allocated to noncontrolling interest holders. The full year provision for income taxes for 2022 reflects an additional tax benefit of $19.6 million versus $18.7 million for the prior year period, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-9 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-5 to A-7 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$704,185	$970,982	(27%)	$2,394,207	$2,753,329	(13%)
Underwriting Fees	44,077	65,019	(32%)	122,596	246,705	(50%)
Commissions and Related Revenue	53,624	54,808	(2%)	206,207	205,822	—%
Investment Management:
Asset Management and Administration Fees(2)	16,717	21,699	(23%)	71,265	78,608	(9%)
Other Revenue, net	18,077	11,640	55%	(8,672)	32,408	NM
Net Revenues	$836,680	$1,124,148	(26%)	$2,785,603	$3,316,872	(16%)

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.2 million and $1.2 million for the three and twelve months ended December 31, 2022, respectively, and $0.1 million and $1.3 million for the three and twelve months ended December 31, 2021, respectively.

2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $1.0 million and $6.8 million for the three and twelve months ended December 31, 2022, respectively, and $4.0 million and $12.8 million for the three and twelve months ended December 31, 2021, respectively.

See page 4 for additional business metrics.

Advisory Fees – Fourth quarter adjusted Advisory Fees decreased $266.8 million, or 27%, year-over-year, reflecting a decrease in the number of Advisory fees earned and a decline in revenue earned from large transactions during the fourth quarter of 2022. Full year adjusted Advisory Fees decreased $359.1 million, or 13%, year-over-year, reflecting a decrease in the number of Advisory fees earned.

Underwriting Fees – Fourth quarter Underwriting Fees decreased $20.9 million, or 32%, year-over-year, and full year Underwriting Fees decreased $124.1 million, or 50%, year-over-year. The decrease principally reflects a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue decreased $1.2 million, or 2%, year-over-year, primarily reflecting lower trading volumes, partially offset by increased revenues from research subscriptions. Full year Commissions and Related Revenue increased $0.4 million year-over-year, primarily reflecting increased revenues from research subscriptions, partially offset by lower trading volumes.

Asset Management and Administration Fees – Fourth quarter adjusted Asset Management and Administration Fees decreased $5.0 million, or 23%, year-over-year, primarily attributed to a 76% decrease in equity in earnings of affiliates, primarily driven by lower income earned by ABS, principally reflecting a decrease in our ownership following the sale of a portion of our interests during the first quarter of 2022. The decrease was also driven by a decrease in fees from Wealth Management clients, as associated AUM decreased 14%, primarily from market depreciation. Full year adjusted Asset Management and Administration Fees decreased $7.3 million, or 9%, year-over-year, primarily attributed to a 47% decrease in equity in earnings of affiliates, driven by lower income earned by ABS, principally reflecting a decrease in our ownership following the sale of a portion of our interests during the first quarter of 2022. The decrease was also driven by a decrease in fees from Wealth Management clients, as associated AUM decreased 14%, primarily from market depreciation.

Other Revenue – Fourth quarter adjusted Other Revenue, net, increased $6.4 million, or 55%, year-over-year, primarily reflecting higher gains in our fixed income investment portfolios, which primarily consist of U.S. treasury bills, and higher interest income, partially offset by lower performance of our investment funds portfolio due to the overall market decline. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program. Full year adjusted Other Revenue, net, decreased $41.1 million year-over-year, primarily reflecting a shift from gains of $29.0 million in 2021 to losses of $29.8 million in 2022 on our investment funds portfolio due to the overall market decline. This was partially offset by higher gains in our fixed income investment portfolios and higher interest income.

Adjusted Expenses

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$523,019	$559,098	(6%)	$1,697,519	$1,848,757	(8%)
Compensation Ratio	62.5%	49.7%		60.9%	55.7%
Non-Compensation Costs	$95,630	$100,607	(5%)	$365,361	$329,743	11%
Non-Compensation Ratio	11.4%	8.9%		13.1%	9.9%

Employee Compensation and Benefits – Fourth quarter adjusted Employee Compensation and Benefits decreased $36.1 million, or 6%, year-over-year, reflecting an adjusted compensation ratio of 62.5% for the quarter versus 49.7% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. Full year adjusted Employee Compensation and Benefits decreased $151.2 million, or 8%, year-over-year, reflecting a full year adjusted compensation ratio of 60.9% versus 55.7% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by the lower performance of our investment funds portfolio during the current year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter adjusted Non-Compensation Costs decreased $5.0 million, or 5%, year-over-year, primarily driven by a decrease in other operating expenses related to charitable contributions made to the Evercore Foundation in 2021, partially offset by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021 and increased throughout 2022. The fourth quarter adjusted Non-Compensation ratio of 11.4% increased from 8.9% for the prior year period. Full year adjusted Non-Compensation Costs increased $35.6 million, or 11%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021 and increased throughout 2022, as well as an increase in professional fees and bad debt expense. This was partially offset by a decline in the fair value of contingent consideration owed to former equity interest holders in our RECA business, as well as charitable contributions made to the Evercore Foundation in 2021. The full year adjusted Non-Compensation ratio of 13.1% increased from 9.9% for the prior year period.

Adjusted Effective Tax Rate

The fourth quarter adjusted effective tax rate was 28.2% versus 25.2% for the prior year period. The full year adjusted effective tax rate was 24.5% versus 23.8% for the prior year period. The adjusted effective tax rate in 2022 reflects higher state and local taxes and an increase in non-deductible expenses. The full year adjusted provision for income taxes for 2022 reflects an additional tax benefit of $20.2 million versus $19.5 million for the prior year period, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of December 31, 2022, cash and cash equivalents were $663.4 million, investment securities and certificates of deposit were $1.4 billion and current assets exceeded current liabilities by $1.6 billion. Amounts due related to the Notes Payable were $371.8 million at December 31, 2022.

Headcount

As of December 31, 2022 and 2021, the Company employed approximately 2,120 and 1,950 people, respectively, worldwide.

As of December 31, 2022 and 2021, the Company employed 169(1) and 154(2) total Senior Managing Directors, respectively, in its Investment Banking & Equities segment, of which 130(1) and 114(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of December 31, 2022, adjusted to include one additional Advisory Senior Managing Director committed to join in the first quarter of 2023.
(2) Senior Managing Director headcount as of December 31, 2021, adjusted to include two additional Advisory Senior Managing
Directors that joined in the first quarter of 2022.

Deferred Compensation

During 2022, the Company granted to certain employees approximately 3.0 million unvested restricted stock units ("RSUs") (including 2.5 million granted in conjunction with the 2021 bonus awards) with a grant date fair value of approximately $368.6 million.

In addition, during the first quarter of 2022, the Company granted approximately $124 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2021 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $87.8 million and $369.4 million for the three and twelve months ended December 31, 2022, respectively, and $82.4 million and $344.5 million for the three and twelve months ended December 31, 2021, respectively.

As of December 31, 2022, the Company had approximately 5.7 million unvested RSUs with an aggregate grant date fair value of $644.3 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of December 31, 2022, the Company expects to pay an aggregate of $304.3 million related to our deferred cash compensation program at various dates through 2026, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On January 31, 2023, the Board of Directors of Evercore declared a quarterly dividend of $0.72 per share to be paid on March 10, 2023 to common stockholders of record on February 24, 2023.

During the fourth quarter, the Company repurchased 23 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $109.92, and 0.5 million shares at an average price per share of $109.99 in open market transactions pursuant to the Company's share repurchase program. The aggregate 0.5 million shares were acquired at an average price per share of $109.99. During 2022, the Company repurchased 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $127.02, and 3.4 million shares at an average price per share of $114.39 in open market transactions pursuant to the Company's share repurchase program. The aggregate 4.4 million shares were acquired at an average price per share of $117.27.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 1, 2023, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (800) 245-3047 (toll-free domestic) or (203) 518-9765 (international); passcode: EVRQ422. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.
Investor Contact:    Katy Haber
    Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contact:    Jamie Easton
    Head of Communications & External Affairs
    Communications@Evercore.com

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2021, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues
Investment Banking & Equities:
Advisory Fees	$703,957	$970,927	$2,392,990	$2,751,992
Underwriting Fees	44,077	65,019	122,596	246,705
Commissions and Related Revenue	53,624	54,808	206,207	205,822
Asset Management and Administration Fees	15,759	17,692	64,483	65,784
Other Revenue, Including Interest and Investments	18,077	11,640	(7,378)	36,782
Total Revenues	835,494	1,120,086	2,778,898	3,307,085
Interest Expense(1)	4,154	4,317	16,850	17,586
Net Revenues	831,340	1,115,769	2,762,048	3,289,499

Expenses
Employee Compensation and Benefits	523,019	559,098	1,697,519	1,848,757
Occupancy and Equipment Rental	19,972	18,474	78,437	73,887
Professional Fees	27,081	28,429	108,288	96,288
Travel and Related Expenses	14,709	9,577	50,183	21,479
Communications and Information Services	16,897	15,584	62,642	57,775
Depreciation and Amortization	6,941	7,185	27,713	28,099
Execution, Clearing and Custody Fees	2,539	2,639	10,345	11,588
Special Charges, Including Business Realignment Costs	2,594	—	3,126	8,554
Acquisition and Transition Costs	—	—	—	7
Other Operating Expenses	7,491	18,719	27,753	40,627
Total Expenses	621,243	659,705	2,066,006	2,187,061

Income Before Income from Equity Method Investments and Income Taxes	210,097	456,064	696,042	1,102,438
Income from Equity Method Investments	1,186	4,062	7,999	14,161
Income Before Income Taxes	211,283	460,126	704,041	1,116,599
Provision for Income Taxes	58,492	110,155	172,626	248,026
Net Income	152,791	349,971	531,415	868,573
Net Income Attributable to Noncontrolling Interest	12,352	54,111	54,895	128,457
Net Income Attributable to Evercore Inc.	$140,439	$295,860	$476,520	$740,116

Net Income Attributable to Evercore Inc. Common Shareholders	$140,439	$295,860	$476,520	$740,116

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,777	38,756	39,224	40,054
Diluted	40,841	42,507	41,037	43,321

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$3.62	$7.63	$12.15	$18.48
Diluted	$3.44	$6.96	$11.61	$17.08

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
b.Gain on Sale of Interests in ABS. The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
c.Gain on Redemption of G5 Debt Security. The gain on the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees, separation benefits and other charges related to the ongoing wind-down of the Company's operations in Mexico. Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's investment strategy, the Company decided to wind down during the third quarter.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.

5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Revenues - U.S. GAAP	$831,340	$1,115,769	$2,762,048	$3,289,499
Income from Equity Method Investments (1)	1,186	4,062	7,999	14,161
Interest Expense on Debt (2)	4,154	4,317	16,850	17,586
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Net Revenues - Adjusted	$836,680	$1,124,148	$2,785,603	$3,316,872

Other Revenue, net - U.S. GAAP	$13,923	$7,323	$(24,228)	$19,196
Interest Expense on Debt (2)	4,154	4,317	16,850	17,586
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Other Revenue, net - Adjusted	$18,077	$11,640	$(8,672)	$32,408

Operating Income - U.S. GAAP	$210,097	$456,064	$696,042	$1,102,438
Income from Equity Method Investments (1)	1,186	4,062	7,999	14,161
Pre-Tax Income - U.S. GAAP	211,283	460,126	704,041	1,116,599
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Special Charges, Including Business Realignment Costs (5)	2,594	—	3,126	8,554
Acquisition and Transition Costs (6)	—	—	—	7
Pre-Tax Income - Adjusted	213,877	460,126	705,873	1,120,786
Interest Expense on Debt (2)	4,154	4,317	16,850	17,586
Operating Income - Adjusted	$218,031	$464,443	$722,723	$1,138,372

Provision for Income Taxes - U.S. GAAP	$58,492	$110,155	$172,626	$248,026
Income Taxes (7)	1,913	5,918	108	18,602
Provision for Income Taxes - Adjusted	$60,405	$116,073	$172,734	$266,628

Net Income Attributable to Evercore Inc. - U.S. GAAP	$140,439	$295,860	$476,520	$740,116
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	—	—	(4,374)
Special Charges, Including Business Realignment Costs (5)	2,594	—	3,126	8,554
Acquisition and Transition Costs (6)	—	—	—	7
Income Taxes (7)	(1,913)	(5,918)	(108)	(18,602)
Noncontrolling Interest (8)	11,307	48,373	50,502	117,484
Net Income Attributable to Evercore Inc. - Adjusted	$152,427	$338,315	$528,746	$843,185

Diluted Shares Outstanding - U.S. GAAP	40,841	42,507	41,037	43,321
LP Units (9)	2,649	4,802	2,970	4,854
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12
Diluted Shares Outstanding - Adjusted	43,502	47,321	44,019	48,187

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.44	$6.96	$11.61	$17.08
Diluted Earnings Per Share - Adjusted	$3.50	$7.15	$12.01	$17.50

Operating Margin - U.S. GAAP	25.3%	40.9%	25.2%	33.5%
Operating Margin - Adjusted	26.1%	41.3%	25.9%	34.3%

Effective Tax Rate - U.S. GAAP	27.7%	23.9%	24.5%	22.2%
Effective Tax Rate - Adjusted	28.2%	25.2%	24.5%	23.8%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended December 31, 2022				Twelve Months Ended December 31, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$703,957	$228	(1)	$704,185	$2,392,990	$1,217	(1)	$2,394,207
Underwriting Fees	44,077	—		44,077	122,596	—		122,596
Commissions and Related Revenue	53,624	—		53,624	206,207	—		206,207
Other Revenue, net	14,398	4,154	(2)	18,552	(25,668)	16,850	(2)	(8,818)
Net Revenues	816,056	4,382		820,438	2,696,125	18,067		2,714,192

Expenses:
Employee Compensation and Benefits	513,070	—		513,070	1,658,076	—		1,658,076
Non-Compensation Costs	92,132	—		92,132	351,837	—		351,837
Special Charges, Including Business Realignment Costs	2,594	(2,594)	(5)	—	3,126	(3,126)	(5)	—
Total Expenses	607,796	(2,594)		605,202	2,013,039	(3,126)		2,009,913

Operating Income (a)	$208,260	$6,976		$215,236	$683,086	$21,193		$704,279

Compensation Ratio (b)	62.9%			62.5%	61.5%			61.1%
Operating Margin (b)	25.5%			26.2%	25.3%			25.9%

	Investment Management Segment
	Three Months Ended December 31, 2022				Twelve Months Ended December 31, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,759	$958	(1)	$16,717	$64,483	$6,782	(1)	$71,265
Other Revenue, net	(475)	—		(475)	1,440	(1,294)	(3)	146
Net Revenues	15,284	958		16,242	65,923	5,488		71,411

Expenses:
Employee Compensation and Benefits	9,949	—		9,949	39,443	—		39,443
Non-Compensation Costs	3,498	—		3,498	13,524	—		13,524
Total Expenses	13,447	—		13,447	52,967	—		52,967

Operating Income (a)	$1,837	$958		$2,795	$12,956	$5,488		$18,444

Compensation Ratio (b)	65.1%			61.3%	59.8%			55.2%
Operating Margin (b)	12.0%			17.2%	19.7%			25.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended December 31, 2021				Twelve Months Ended December 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$970,927	$55	(1)	$970,982	$2,751,992	$1,337	(1)	$2,753,329
Underwriting Fees	65,019	—		65,019	246,705	—		246,705
Commissions and Related Revenue	54,808	—		54,808	205,822	—		205,822
Other Revenue, net	8,112	4,317	(2)	12,429	19,370	13,212	(2)(4)	32,582
Net Revenues	1,098,866	4,372		1,103,238	3,223,889	14,549		3,238,438

Expenses:
Employee Compensation and Benefits	548,351	—		548,351	1,809,414	—		1,809,414
Non-Compensation Costs	96,557	—		96,557	316,464	(7)	(6)	316,457
Total Expenses	644,908	—		644,908	2,125,878	(7)		2,125,871

Operating Income (a)	$453,958	$4,372		$458,330	$1,098,011	$14,556		$1,112,567

Compensation Ratio (b)	49.9%			49.7%	56.1%			55.9%
Operating Margin (b)	41.3%			41.5%	34.1%			34.4%

	Investment Management Segment
	Three Months Ended December 31, 2021				Twelve Months Ended December 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$17,692	$4,007	(1)	$21,699	$65,784	$12,824	(1)	$78,608
Other Revenue, net	(789)	—		(789)	(174)	—		(174)
Net Revenues	16,903	4,007		20,910	65,610	12,824		78,434

Expenses:
Employee Compensation and Benefits	10,747	—		10,747	39,343	—		39,343
Non-Compensation Costs	4,050	—		4,050	13,286	—		13,286
Special Charges, Including Business Realignment Costs	—	—		—	8,554	(8,554)	(5)	—
Total Expenses	14,797	—		14,797	61,183	(8,554)		52,629

Operating Income (a)	$2,106	$4,007		$6,113	$4,427	$21,378		$25,805

Compensation Ratio (b)	63.6%			51.4%	60.0%			50.2%
Operating Margin (b)	12.5%			29.2%	6.7%			32.9%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$703,957	$970,927	$2,392,990	$2,751,992
Underwriting Fees	44,077	65,019	122,596	246,705
Commissions and Related Revenue	53,624	54,808	206,207	205,822
Other Revenue, net	14,398	8,112	(25,668)	19,370
Net Revenues	816,056	1,098,866	2,696,125	3,223,889

Expenses:
Employee Compensation and Benefits	513,070	548,351	1,658,076	1,809,414
Non-Compensation Costs	92,132	96,557	351,837	316,464
Special Charges, Including Business Realignment Costs	2,594	—	3,126	—
Total Expenses	607,796	644,908	2,013,039	2,125,878

Operating Income (a)	$208,260	$453,958	$683,086	$1,098,011

Investment Management
Net Revenues:
Asset Management and Administration Fees	$15,759	$17,692	$64,483	$65,784
Other Revenue, net	(475)	(789)	1,440	(174)
Net Revenues	15,284	16,903	65,923	65,610

Expenses:
Employee Compensation and Benefits	9,949	10,747	39,443	39,343
Non-Compensation Costs	3,498	4,050	13,524	13,286
Special Charges, Including Business Realignment Costs	—	—	—	8,554
Total Expenses	13,447	14,797	52,967	61,183

Operating Income (a)	$1,837	$2,106	$12,956	$4,427

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$703,957	$970,927	$2,392,990	$2,751,992
Underwriting Fees	44,077	65,019	122,596	246,705
Commissions and Related Revenue	53,624	54,808	206,207	205,822
Asset Management and Administration Fees	15,759	17,692	64,483	65,784
Other Revenue, net	13,923	7,323	(24,228)	19,196
Net Revenues	831,340	1,115,769	2,762,048	3,289,499

Expenses:
Employee Compensation and Benefits	523,019	559,098	1,697,519	1,848,757
Non-Compensation Costs	95,630	100,607	365,361	329,750
Special Charges, Including Business Realignment Costs	2,594	—	3,126	8,554
Total Expenses	621,243	659,705	2,066,006	2,187,061

Operating Income (a)	$210,097	$456,064	$696,042	$1,102,438

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended December 31, 2022
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,972	$—		$19,972
Professional Fees	27,081	—		27,081
Travel and Related Expenses	14,709	—		14,709
Communications and Information Services	16,897	—		16,897
Depreciation and Amortization	6,941	—		6,941
Execution, Clearing and Custody Fees	2,539	—		2,539
Other Operating Expenses	7,491	—		7,491
Total Non-Compensation Costs	$95,630	$—		$95,630

	Three Months Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,474	$—		$18,474
Professional Fees	28,429	—		28,429
Travel and Related Expenses	9,577	—		9,577
Communications and Information Services	15,584	—		15,584
Depreciation and Amortization	7,185	—		7,185
Execution, Clearing and Custody Fees	2,639	—		2,639
Other Operating Expenses	18,719	—		18,719
Total Non-Compensation Costs	$100,607	$—		$100,607

	Twelve Months Ended December 31, 2022
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$78,437	$—		$78,437
Professional Fees	108,288	—		108,288
Travel and Related Expenses	50,183	—		50,183
Communications and Information Services	62,642	—		62,642
Depreciation and Amortization	27,713	—		27,713
Execution, Clearing and Custody Fees	10,345	—		10,345
Other Operating Expenses	27,753	—		27,753
Total Non-Compensation Costs	$365,361	$—		$365,361

	Twelve Months Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$73,887	$—		$73,887
Professional Fees	96,288	—		96,288
Travel and Related Expenses	21,479	—		21,479
Communications and Information Services	57,775	—		57,775
Depreciation and Amortization	28,099	—		28,099
Execution, Clearing and Custody Fees	11,588	—		11,588
Acquisition and Transition Costs	7	(7)	(6)	—
Other Operating Expenses	40,627	—		40,627
Total Non-Compensation Costs	$329,750	$(7)		$329,743

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see pages A-2 to A-3.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
(4)The gain resulting from the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
(5)Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees, separation benefits and other charges related to the ongoing wind-down of the Company's operations in Mexico. Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's investment strategy, the Company decided to wind down during the third quarter.
(6)Professional fees incurred and costs related to transitioning acquisitions or divestitures are excluded from the Adjusted presentation.
(7)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(8)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(9)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.